Exhibit 10.4

Grant No.:

LAIRD SUPERFOOD, INC.

2020 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

COVER SHEET

Laird Superfood, Inc., a Delaware corporation (the “Company”), hereby grants shares of its common stock, par value $0.001 (the “Stock”), to the individual named below as Grantee, subject to the vesting and other conditions set forth in the attachment. Additional terms and conditions of the grant are set forth in this cover sheet and in the attachment (collectively, the “Agreement”) and in the Company’s 2020 Omnibus Incentive Plan (as it may be amended from time to time, the “Plan”).

Grant Date:

Name of Grantee:

Number of Shares of Stock Covered by Grant:

Purchase Price per Share of Stock: U.S. $0.001

Vesting Start Date:

Vesting Schedule:

By signing this cover sheet, you agree to all of the terms and conditions described in this Agreement and in the Plan, a copy of which has been provided or made available to you. You acknowledge that you have carefully reviewed the Plan and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent with the Plan. Certain capitalized terms used in this Agreement are defined in the Plan and have the meaning set forth in the Plan.

Grantee:
	(Signature)	(Date)

Company:
	(Signature)	(Date)

Name:

Title:

Attachment

This document is not a stock certificate or a negotiable instrument.

LAIRD SUPERFOOD, INC.

2020 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Restricted Stock	This grant is an award of Stock in the number of shares set forth on the cover sheet, at the purchase price set forth on the cover sheet, and subject to the vesting conditions and other terms and conditions described herein (“Restricted Stock”). The purchase price is deemed paid by your Service to the Company and its Affiliates. To the extent not yet vested, your Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, whether voluntarily or by operation of law, except by will or the laws of descent and distribution. If you attempt to do any of these things, you will immediately and automatically forfeit your Restricted Stock.

Vesting

The Company will issue your Restricted Stock in your name as of the Grant Date. Your Restricted Stock shall vest in accordance with the vesting schedule set forth on the cover sheet of this Agreement; provided, however, that for purposes of vesting, fractional numbers of shares of Stock shall be rounded to the nearest whole number, and you may not vest in more than the number of shares covered by this grant.

Unless the termination of your Service triggers accelerated vesting or other treatment of your Restricted Stock pursuant to the terms of this Agreement or the Plan, you shall immediately and automatically forfeit your unvested shares of Restricted Stock to the Company in the event your Service terminates for any reason.

Change in Control	In the event of a Change in Control, your Restricted Stock will be treated in the manner provided in Sections 16.3 or 16.4 of the Plan, as applicable.

Forfeiture of Unvested Stock	In the event that your Service terminates for any reason other than death or Disability, you will forfeit to the Company all of the shares of Stock subject to this grant that have not yet vested or with respect to which all applicable restrictions and conditions have not lapsed.

Termination due to Death or Disability	If your Service is terminated due to your death or Disability, the unvested portion of your grant shall become immediately vested.

Issuance	The issuance of the Stock under this grant shall be evidenced in such a manner as the Company, in its discretion, will deem appropriate, including, without limitation, book-entry, direct registration or issuance of one or more stock certificates, with any unvested Restricted Stock bearing a legend with the appropriate restrictions imposed by this Agreement. As your interest in the Stock vests as described above, the recordation of the number of shares of Restricted Stock attributable to you will be appropriately modified. To the extent certificates are issued with regard to unvested Stock, such certificates will be held in escrow with the Secretary of the Company while the Stock remains unvested.

Leaves of Absence	For purposes of this Agreement, your Service does not terminate when you go on a bona fide employee leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, in all other cases, your Service will be treated as terminating ninety (90) days after you went on employee leave, unless your right to return to active work is guaranteed by law or by a contract. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.

The Company determines, in its sole discretion, which leaves count for this purpose, and when your Service terminates for all purposes under the Plan.

Withholding Taxes	You agree as a condition of this Agreement that you will make acceptable arrangements to pay any withholding or other taxes that may be due relating to the Restricted Stock and the issuance of shares of Stock or cash with respect to the Restricted Stock. In the event that the Company determines that any federal, state, local, or foreign tax or withholding payment is required relating to the Restricted Stock and/or the issuance of shares of Stock or cash with respect to the Restricted Stock, the Company shall have the right to (i) require you to tender a cash payment, (ii) deduct from payments of any kind otherwise due to you, or (iii) withhold the delivery of vested shares of Stock otherwise deliverable under this Agreement to meet such obligations.

Any shares of Stock so withheld will have an aggregate Fair Market Value not exceeding the minimum amount of tax required to be withheld by applicable laws; provided, however, for so long as Accounting Standards Update 2016-09 or a similar rule is otherwise in effect, the Board or the Committee has full discretion to choose, or to allow you to elect, to withhold a number of shares of Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding obligation (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in your relevant tax jurisdictions).

You agree that the Company or any Affiliate shall be entitled to use whatever method it may deem appropriate to recover such taxes. You further agree that the Company or any Affiliate may, as it reasonably considers necessary, amend or vary this Agreement to facilitate such recovery of taxes.

Section 83(b) Election	Under Section 83 of the Code, the difference between the purchase price paid for the shares of Stock and their fair market value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. For this purpose, “forfeiture restrictions” include the forfeiture as to unvested Stock described above. You may elect to be taxed at the time the shares are acquired, rather than when such shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Grant Date. You will have to make a tax payment to the extent the purchase price is less than the fair market value of the shares on the Grant Date. No tax payment will have to be made to the extent the purchase price is at least equal to the fair market value of the shares on the Grant Date. The form for making this election is attached as Exhibit A hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you (in the event the fair market value of the shares as of the vesting date exceeds the purchase price) as the forfeiture restrictions lapse.

YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY CODE SECTION 83(b) ELECTION.

Retention Rights	Neither the Restricted Stock nor this Agreement gives you the right to be retained or employed by the Company (or any Affiliate) in any capacity. Unless otherwise specified in any written employment or other agreement between the Company or any Affiliate and you, the Company (and any Affiliate) reserves the right to terminate your Service at any time and for any reason.

Shareholder Rights	You have the right to vote the Restricted Stock and to receive any dividends declared or paid on such Restricted Stock. Any distributions you receive with respect to unvested Restricted Stock as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be deemed to be a part of the Restricted Stock and subject to the same conditions and restrictions applicable thereto. Any cash dividends paid on unvested shares of Restricted Stock that you hold on the record date for such dividend shall be held by the Company and subject to the same conditions and restrictions applicable to your unvested shares of Restricted Stock; provided that, within forty-five (45) days after the date on which the applicable shares of Restricted Stock vest in accordance with the terms of this Agreement, such dividends shall be paid to you, without interest. You will immediately and automatically forfeit such dividends to the extent that you forfeit the corresponding unvested shares of Restricted Stock. Except as described in the Plan, no adjustments are made for dividends or other rights if the applicable record date occurs before an appropriate book entry is made (or your certificate is issued).

Forfeiture of Rights	If you should take actions in violation or breach of or in conflict with any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate, any non-competition obligation with respect to the Company or any Affiliate, any Company policy or procedure, any other agreement with or obligation to the Company or any Affiliate, or any confidentiality obligation with respect to the Company or any Affiliate, the Company has the right to cause an immediate forfeiture of your unvested Restricted Stock.

If it is ever determined by the Board that your actions have constituted wrongdoing that contributed to any material misstatement or omission from any report or statement filed by the Company with the U.S. Securities and Exchange Commission, gross misconduct, breach of fiduciary duty to the Company, or fraud, then the Restricted Stock shall be immediately forfeited; provided, however, that if the Restricted Stock has vested within two (2) years prior to the Board’s determination, you shall be required to pay to the Company an amount equal to the aggregate Fair Market Value of the shares acquired upon such vesting at the date of the Board’s determination.

Clawback	Your Restricted Stock is subject to mandatory repayment by you to the Company to the extent you are or in the future become subject to (i) any Company or Affiliate “clawback” or recoupment policy that is adopted to comply with the requirements of any Applicable Laws, or (ii) any Applicable Laws which impose mandatory recoupment, under circumstances set forth in such Applicable Laws.

Adjustments	In the event of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of shares, spin-off, or other similar change in capitalization or event, the number of shares covered by this grant may be adjusted pursuant to Section 16 of the Plan. Your Restricted Stock shall be subject to the terms of any applicable agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity in accordance with the terms of the Plan.

Legends	All certificates representing the Stock issued in connection with this grant shall, where applicable, have endorsed thereon the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING, FORFEITURE AND OTHER RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

Applicable Law	This Agreement will be interpreted and enforced under the laws of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan	The text of the Plan is incorporated into this Agreement by reference.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant of Restricted Stock. Any prior agreements, commitments or negotiations concerning this grant are superseded; except that any written employment, consulting, confidentiality, non-solicitation, non-competition, and/or severance agreement between you and the Company or any Affiliate shall supersede this Agreement with respect to its subject matter.

Data Privacy	In order to administer the Plan, the Company may process personal data about you. Such data includes but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this grant, you give explicit consent to the Company to process any such personal data. You also give explicit consent to the Company to transfer any such personal data outside the country in which you work or are employed, including, with respect to non-U.S. resident grantees, to the United States, to transferees who shall include the Company and other persons who are designated by the Company to administer the Plan.

Consent to Electronic Delivery	By accepting the option, you consent to receive documents related to the option by electronic delivery (including e-mail or reference to a website or other URL) and, if requested, agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, and your consent shall remain in effect throughout your term of Service and thereafter until you withdraw such consent in writing to the Company.

Code Section 409A	The Restricted Stock granted under this Agreement is intended to be exempt from, or to comply with, Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement will be interpreted and administered to be in compliance with Code Section 409A. Notwithstanding anything to the contrary in the Plan or this Agreement, neither the Company, any Affiliates, the Board, nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on you under Code Section 409A, and neither the Company, any Affiliates, the Board, nor the Committee will have any liability to you for such tax or penalty.

Severability	If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

EXHIBIT A

U.S. GRANTEE ELECTION UNDER SECTION 83(b) OF

THE INTERNAL REVENUE CODE

The undersigned U.S. Grantee hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1. The name, address and social security number of the undersigned:

Name:

Address:

Social Security No.:

2. Description of property with respect to which the election is being made:

                 shares of common stock, par value $0.001 per share, of Laird Superfood, Inc., a Delaware corporation (the “Company”).

3. The date on which the property was transferred is             , 20    .

4. The taxable year to which this election relates is calendar year 20    .

5. Nature of restrictions to which the property is subject:

The shares of stock are subject to the provisions of a Restricted Stock Award Agreement between the undersigned and the Company. The shares of stock are subject to forfeiture and transfer limitations under the terms of the Agreement.

6. The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $         per share, for a total of $            .

7. The amount paid by taxpayer for the property was $            .

8. A copy of this statement has been furnished to the Company.

Dated:             , 20

Taxpayer’s Signature

Taxpayer’s Name

PROCEDURES FOR U.S. GRANTEE MAKING ELECTION

UNDER INTERNAL REVENUE CODE SECTION 83(b)

The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:1

1. You must file one (1) copy of the completed election form with the IRS Service Center where you file your federal income tax returns within thirty (30) days after the Grant Date of your Restricted Stock. Please send this by certified mail, return receipt requested, and retain a copy of the receipt confirmation for your records.

2. At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

[1]	Whether or not to make the election is your decision and may create tax consequences for you. You are advised to consult your tax advisor if you are unsure whether or not to make the election.